Exhibit 1.1

4,166,668 Shares

BUY.COM, INC.

COMMON STOCK, PAR VALUE $0.001 PER SHARE

UNDERWRITING AGREEMENT

Dated ________, 2005

i

ii

iii

_____________, 2005

Thomas Weisel Partners LLC

Stifel, Nicolaus & Company, Incorporated

As Representatives of the several Underwriters

c/o	Thomas Weisel Partners LLC

One Montgomery Street, Suite 3700

San Francisco, California 94104

Ladies and Gentlemen:

Introduction. Buy.com Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A hereto (the “Underwriters”), an aggregate of 4,166,668 shares of the Company’s Common Stock, par value $0.001 per share (the “Firm Shares”). The respective amounts of the Firm Shares to be so purchased by the several Underwriters are as set forth opposite their names in Schedule A hereto.

The Scott A. Blum Separate Property Trust (the “Trust”), Neel Grover (“Grover”) and Robert R. Price (“Price”, and collectively with the Trust and Grover, the “Selling Stockholders”) also propose to issue and sell to the several Underwriters not more than an additional 625,000 shares of the Company’s Common Stock, par value $0.001 per share (the “Additional Shares”), if and to the extent that you shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of Common Stock granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares”. The shares of the Company’s Common Stock, par value $0.001 per share, are hereinafter referred to as the “Common Stock”. The Company and the Selling Stockholders are hereinafter sometimes collectively referred to as the “Sellers”. Thomas Weisel Partners LLC and Stifel, Nicolaus & Company, Incorporated have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Shares.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”), in accordance with the Securities Act of 1933, as amended (the “Securities Act”), and the applicable rules and regulations thereunder, a registration statement on Form S-1 (file no. 333-122265), including a prospectus, relating to the Shares. The term “Registration Statement” as used herein means the registration statement (including all financial statements and schedules and exhibits) as amended at the time it becomes effective, or, if the registration statement became effective prior to the execution of this Underwriting Agreement (the “Agreement”), as supplemented or amended prior to the execution of this Agreement and includes information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) of the rules under the Securities Act and deemed part thereof at the time of effectiveness pursuant to Rule 430A of the rules under the Securities Act. If it is contemplated at the time this Agreement is executed, that a post-effective amendment to the Registration Statement will be filed and must be declared effective before the offering of the Shares may commence, the term “Registration Statement” as used herein shall mean the Registration Statement as amended by such post-effective amendment. If the Company has filed or files on or after the date of this Agreement a registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462(b) Registration Statement”), then any reference herein to the term

“Registration Statement” shall be deemed to include such Rule 462(b) Registration Statement. The prospectus, in the form first used to confirm sales of Shares, is hereinafter referred to as the “Prospectus.” All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a preliminary prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). Each preliminary prospectus included in the registration statement (file no. 333-122265) prior to the time it becomes effective is herein referred to as a “Preliminary Prospectus.”

1. Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:

1.1 Effective Registration Statement. The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

1.2 Contents of Registration Statement. (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information set forth in the section of the Registration Statement and Prospectus captioned “Underwriting” that was furnished to the Company in writing by the Underwriters and (iv) the statistical and market-related data included in the Registration Statement and Prospectus are based on or derived from sources that the Company believes to be reliable and accurate. With respect to the exception set forth at clause (iii) the parties hereto acknowledge that the only information furnished in writing by the Underwriters for use in the Registration Statement or the Prospectus is the statements under the section captioned “Underwriting” in the Registration Statement and Prospectus (a) specifically relating to the number of Firm Shares that the Underwriters have severally agreed to purchase, (b) regarding the date of delivery of the Shares, (c) under the caption “Commissions and Discounts”, and (d) under the caption “Short Sales, Stabilizing Transactions and Penalty Bids.”

1.3 Due Incorporation. The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own, lease and operate its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition (financial or otherwise), assets, business, operations, rights or properties of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

1.4 Subsidiaries. Each subsidiary of the Company required to be listed on Exhibit 21 pursuant to Item 601 of Regulation S-K is listed in Exhibit 21 to Item 16(a) of the Registration Statement (collectively, the “Subsidiaries”), and has been duly incorporated or organized, is validly existing as a corporation or other legal entity in good standing (or the foreign equivalent thereof) under the laws of the jurisdiction of its incorporation or organization, has the power and authority to own, lease and operate its property and to conduct its business as described in the Registration Statement and Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business, or its ownership, leasing or operation of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not result in a Material Adverse Effect. All of the issued shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims. There is no outstanding option, right or agreement of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities of the Subsidiaries to any person or entity except the Company, and none of the outstanding shares of capital stock or other equity interests of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary. Except for its subsidiaries, which are listed on Schedule C hereto, and the ownership interest in Commerce5, Inc. and Visitalk Capital Corporation (and certain related companies), the Company owns no beneficial interest, directly or indirectly, in any corporation, partnership, association joint venture, limited liability company or other business entity.

1.5 Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding agreement of the Company, enforceable in accordance with its terms against the Company, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. The Company has full power and authority to enter into this Agreement and to authorize, issue and sell the Shares as contemplated by this Agreement.

1.6 Description of Capital Stock. The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Registration Statement and Prospectus, and as of the date thereof, the Company had authorized and outstanding capital stock as set forth under the caption “Capitalization” in the Registration Statement and Prospectus. All of the Shares conform to the description thereof contained in the Registration Statement and Prospectus. The form of certificates for the Shares conforms to the corporate law of the State of Delaware.

1.7 Outstanding Securities. The shares of Common Stock (including the Shares to be sold by the Selling Stockholders) outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable. Except as disclosed in the Registration Statement and Prospectus, there are no outstanding preemptive rights or similar rights to subscribe for or to purchase or acquire any shares of Common Stock or other equity interest of the Company or any of its Subsidiaries or any such rights pursuant to its certificate of incorporation or bylaws or any agreement or instrument to or by which the Company or any of its Subsidiaries is a party or bound. Except as disclosed in the Registration Statement and Prospectus the Company has not sold or issued any securities during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A, or Regulation D or Regulation S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants described in the Registration Statement and Prospectus.

1.8 Validly Issued Shares. The Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights to subscribe for or to purchase or acquire any shares of Common Stock of the Company or any of its Subsidiaries or any such rights pursuant to its certificate of incorporation or bylaws or any agreement or instrument to or by which the Company or any of its subsidiaries is a party or bound.

1.9 No Conflict. The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law (other than performance of provisions relating to indemnification which may be limited by applicable law) or the certificate of incorporation or bylaws of the Company or (with or without notice or lapse of time or both) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

1.10 Nasdaq; Exchange Act Registration. The Shares have been duly authorized for quotation on the National Association of Securities Dealers Automated Quotation (“Nasdaq”) National Market System, subject to official notice of issuance. A registration statement has been filed on Form 8-A pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which complies in all material respects with the Exchange Act. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or the quotation of the Common Stock on the Nasdaq National Market System, nor has the Company received any notification that the Commission or the Nasdaq National Market is contemplating terminating such registration or quotation. Except as disclosed in the Prospectus, the Company has taken all necessary actions to ensure that, upon inclusion of the Shares on the Nasdaq National Market System, it will be in compliance with all applicable corporate governance requirements set forth in the Nasdaq Marketplace Rules that are then in effect and will actively take steps to ensure that it will be in compliance with other applicable corporate governance requirements set forth in the Nasdaq Marketplace Rules not currently in effect, upon and at all times after the effectiveness of such requirements.

1.11 No Material Adverse Change. There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement and Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement). Except as disclosed in the section of the Registration Statement entitled “Related Party Transactions,” the Company and its Subsidiaries have no material contingent obligations that are not disclosed in the Company’s financial statements in the Registration Statement and Prospectus.

1.12 Legal Proceedings; Exhibits. There are no legal or governmental proceedings pending or overtly threatened which would be reasonably likely to result in a Material Adverse Effect to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other similar documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

1.13 Related Party Transactions. To the Company’s knowledge, no relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, which is required to be described in the Registration Statement and Prospectus and which is not so described. There are no outstanding loans, advances or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Registration Statement and the Prospectus.

1.14 Compliance with Securities Act. Except for the Preliminary Prospectus filed on January 25, 2005 (the “Initial Filing”), each Preliminary Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

1.15 Not an Investment Company. Neither the Company nor any of its Subsidiaries are, and (after giving effect to the offering and sale of the Shares to be sold by the Company and the application of the proceeds thereof as described in the Registration Statement and Prospectus), nor will be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”). The Company and its Subsidiaries will conduct their business in a manner so that they will not become subject to the 1940 Act.

1.16 No Violation. Except as disclosed to the Representatives or their counsel, the Company is not (i) in violation of, and no event has occurred which with notice or lapse of time or both would constitute a default under, its certificate of incorporation or bylaws or (ii) in default in performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, or any license, permit, judgment, decree, order, statute, rule or regulation to which it or any of its properties or its business, or any subsidiary or its properties or business, may be subject, which violation or default would be reasonably likely to result in a Material Adverse Effect.

1.17 Compliance with Environmental Laws. To the Company’s knowledge, the Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws, orders, rules, regulations, directives, decrees and judgments relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a Material Adverse Effect.

1.18 No Environmental Costs. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which could, individually or in the aggregate, result in a Material Adverse Effect.

1.19 No Registration Rights. There are no contracts, agreements or understandings between the Company and any person or entity granting such person or entity the right, contractually or otherwise, (i) to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company other than as described in the Registration Statement or (ii) to require the Company to include such securities with the Shares registered pursuant to the Registration Statement other than as described in the Registration Statement and as have been waived in writing in connection with the offering contemplated hereby.

1.20 Absence of Material Charges. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) the Company and its Subsidiaries have not incurred any material liability or obligation, direct or contingent, or entered into any material transaction not in the ordinary course of business; (ii) the Company and its Subsidiaries have not purchased any of its outstanding capital stock, or declared, paid or otherwise made any dividend or distribution of any kind on its capital stock; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its Subsidiaries, except in each case as described in the Registration Statement and Prospectus.

1.21 Good Title to Properties. The Company and its Subsidiaries do not own any real property. The Company and its Subsidiaries have good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; and any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

1.22 Intellectual Property Rights. The Company and its subsidiaries own or possess, or can acquire on commercially reasonable terms, all legally enforceable rights to use all trademarks, service marks, trade names, domain names, copyrights, patents, inventions and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) as are necessary for the conduct of their respective businesses as described in the Prospectus (“Intellectual Property”), except where the failure to own, possess or acquire such rights would not result in a Material Adverse Effect. Except as described in the Prospectus, (i) to the knowledge of the Company, there is no infringement, misappropriation or violation by third parties of any such Intellectual Property, (ii) there is no pending or threatened (in writing) action, suit, proceeding or claim by others challenging the Company’s or any of its Subsidiaries rights in or to any such Intellectual Property, (iii) the Intellectual Property owned by the Company and its Subsidiaries and, to the knowledge of the Company, the Intellectual Property licensed to the Company and its Subsidiaries has not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or threatened (in writing) action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, (iv) there is no pending or threatened (in writing) action, suit, proceeding or claim by others against the Company or any of its Subsidiaries that the Company or any of its Subsidiaries infringes, misappropriates or otherwise violates any intellectual property or other proprietary rights of others, and neither the Company nor any of its subsidiaries has received written notice of such claim, and (v) to the Company’s knowledge, no employee of the Company or any of its Subsidiaries is the subject of any claim or proceeding involving a violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or any of its Subsidiaries or actions undertaken by the employee while employed with the Company or any of its Subsidiaries, except, in each case in clauses (i) through (v), for any instances which would not, individually or in the aggregate, result in a Material Adverse Effect. None of the technology employed by the Company has been obtained or, to the Company’s knowledge, is being used by the Company in violation of the rights of any person or third party which could result in a Material Adverse Effect.

1.23 No Labor Disputes. No material labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is imminent, which dispute would have a Material Adverse Effect; and the Company is not aware of any existing, overtly threatened or imminent labor disturbance by the employees of any of its principal suppliers, distributors, manufacturers or contractors that could have a Material Adverse Effect.

1.24 Insurance. The Company and its Subsidiaries are insured by insurers of recognized financial responsibility in such amounts as are prudent and customary in the businesses in which they are engaged; and neither the Company nor any of its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect. All policies of insurance insuring the Company or any Subsidiary or any of their respective businesses, assets, employees, officers and directors are in full force and effect, and the Company and its Subsidiaries are in compliance with the terms of such policies in all material respect. There are no claims by the Company or any of its Subsidiaries under any such policy or instrument as to which an insurance company is denying liability or defending under a right of reservation.

1.25 No Price Stabilization or Manipulation. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

1.26 Governmental Permits. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities (“Permits”) necessary to conduct their respective business and the lack of which would have a Material Adverse Effect, and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Permits which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could have a Material Adverse Effect. To the Company’s knowledge, the Company and each of its Subsidiaries has fulfilled and performed all of its material obligations with respect to all Permits, and no event has occurred which allows, or after notice or lapse of time or both would allow, the revocation, termination, modification or other impairment of the rights of the Company or any of its Subsidiaries under such Permits except such revocation, termination, modification or other impairment which would not have a Material Adverse Effect. To the Company’s knowledge, none of the Permits contains any restriction that is materially burdensome on the Company or any of its Subsidiaries.

1.27 Financial Statements. The financial statements of the Company and its Subsidiaries (including all notes and schedules thereto) included in the Registration Statement and Prospectus present fairly the financial position of the Company and the Company’s consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and the Company’s consolidated subsidiaries for the periods specified; and such financial statements and related schedules and notes thereto, and the unaudited financial information filed with the Commission as part of the Registration Statement, have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved (“GAAP”); provided, however, that the statements that are unaudited are subject to normal year-end adjustments and do not contain certain footnotes, required by GAAP. The summary and selected consolidated financial data included in the Registration Statement and Prospectus present fairly the information shown therein as at the respective dates and for the respective periods specified and have been presented on a basis consistent with the consolidated financial statements set forth in the Registration Statement and the Prospectus and other financial information. The non-GAAP financial data and other pro forma financial information included in the Registration Statement and Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to the use thereof, have been compiled on the pro forma bases described therein, and, in the opinion of the

Company, the assumptions used in the preparation thereof are reasonable and the instruments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

1.28 Contributions, Gifts and Other Payments. Neither the Company nor, to the Company’s knowledge, any other person associated with or acting on behalf of the Company, including without limitation any director, officer, agent or employee of the Company or its Subsidiaries has, directly or indirectly, while acting on behalf of the Company or its Subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, or (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended or (iv) made any other unlawful payment which would result in a Material Adverse Effect.

1.29 Audit Committee. The Company’s audit committee has adopted a charter that satisfies the Exchange Act, the rules and regulations of the Commission adopted thereunder and Rules 4200 and 4350 of the Nasdaq Marketplace Rules.

1.30 Controls and Procedures. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management’s general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (3) access to assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Management has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15 and 15d-15) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company and its Subsidiaries is made known to the Company’s principal executive officer and principal financial officer, or persons performing similar functions, by others within those entities and are effective in all material respects to perform the functions for which they were established. Based on its evaluation of its disclosure controls and procedures, the Company is not aware of (a) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data nor any material weaknesses in internal controls; or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

1.31 Sarbanes-Oxley Act. The Company is in compliance with all provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder (the “Sarbanes-Oxley Act”) that are applicable, or will be applicable as of the date of payment for and delivery of the Shares pursuant hereto, to the Company.

1.32 Auditor Independence. To the Company’s knowledge, Mayer Hoffman McCann P.C., which has expressed its opinion with respect to the financial statements and schedules filed as a part of the Registration Statement and included in the Registration Statement and Prospectus, is and, during the periods covered by their reports, was an independent public accounting firm within the meaning of Article 2-01 of Regulation S-X under the Securities Act and the rules and regulations promulgated thereunder. To the knowledge of the Company, such accountants are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act, and the rules and regulations promulgated thereunder, set forth in Section 10A of the Exchange Act.

1.33 Taxes. The Company and its Subsidiaries each have filed all federal, state, local and foreign tax returns and tax forms required to be filed and have paid all taxes indicated by said returns and all assessments received by them to the extent that such taxes have become due and are not being contested in good faith and for which an adequate reserve has been established in accordance with GAAP. Such returns and forms are complete and correct in all material respects. All payroll withholdings required to be made by the Company and its Subsidiaries with respect to employees have been made. Except as set forth in the Prospectus, all tax liabilities have been adequately provided for in the financial statements of the Company. There have been no tax deficiencies or assessments asserted against the Company or its Subsidiaries and, to the knowledge of the Company, except as set forth in the Prospectus, no tax deficiency or assessment might be reasonably asserted or threatened against the Company or its Subsidiaries that could, individually or in the aggregate, result in a Material Adverse Effect.

1.34 Broker Fees. Except as disclosed in the Registration Statement and Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any of the Underwriters for a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated (i) herein, the Registration Statement and Prospectus or (ii) in any contracts, agreements or understandings to which the Company or, to the Company’s knowledge, any of its officers, directors, stockholders, partners, employees or affiliates is a party that may affect the Underwriters’ compensation as determined by the National Association of Securities Dealers, Inc. (“NASD”).

1.35 Books and Records. The minute books of the Company and its Subsidiaries have been made available to the Underwriters and counsel for the Underwriters, and such books (i) contain a complete summary of all meetings and actions of the board of directors or comparable body (including each committee thereof) of the Company and its Subsidiaries since the time of its respective incorporation or formation through the date of the latest meeting and action and (ii) accurately reflect all transactions referred to in such minutes.

1.36 No Improper Offering Materials. The Company has not distributed and will not distribute any prospectus or other offering material (including, without limitation, content on the Company’s website that may be deemed to be a prospectus or other offering material) in connection with the offering and sale of the Shares other than any Preliminary Prospectus or the Prospectus or other materials permitted by the Securities Act to be distributed by the Company.

1.37 Regulatory and Governmental Compliance. Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the Commission, the NASD or such additional steps as may be necessary to qualify the Shares for public offering by the Underwriters under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

1.38 No Affiliations with NASD. To the Company’s knowledge, there are no affiliations or associations between any member of the NASD and any of the Company’s officers, directors or 1% or greater security holders, except as set forth in the Registration Statement.

1.39 No Termination of Contracts. Neither the Company nor any of its Subsidiaries has sent or received any written notice indicating the termination of or intention to terminate any of the contracts or agreements referred to or described in the Registration Statement or the Prospectus, or filed as an exhibit to the Registration Statement, and no such termination has been threatened in writing by the Company, any Subsidiary or any other party to any such contract or agreement.

1.40 Compliance with Laws. Except as described in the Registration Statement and except for any non-compliance which has been cured or is not ongoing, to the Company’s knowledge, the conduct of business by the Company and each of its Subsidiaries complies, and at all times has complied, in all material respects with federal, state, local and foreign laws, statutes, ordinances, rules, regulations, decrees, orders, Permits and other similar items (“Laws”) applicable to its business, including, without limitation, (a) the Occupational Safety and Health Act, the Environmental Protection Act, the Toxic Substance Control Act and similar federal, state, local and foreign Laws applicable to hazardous or regulated substances and (b) licensing and certification Laws covering any aspect of the business of the Company or any of the Subsidiaries. Except as described in the Registration Statement, neither the Company nor any of the Subsidiaries has received any notification from any governmental authority asserting any present or past failure to comply with or violation of any such Laws, which failure or violation has not been cured or is ongoing and would have a Material Adverse Effect.

1.41 Forward Looking Information. The information contained in the Registration Statement and Prospectus regarding the Company’s expectations, plans and intentions, and any other information that constitutes “forward-looking” information within the meaning of the Securities Act and the Exchange Act were made by the Company on a reasonable basis and reflect the Company’s good faith belief and/or estimate of the matters described therein.

1.42 Additional Representation and Warranties. Any certificate signed by any officer of the Company in his capacity as such and delivered to the Representatives or counsel for the Underwriters pursuant to Section 6.9 in connection with the offering of the Shares contemplated hereby shall be deemed a representation and warranty by the Company to each Underwriter and shall be deemed to be a part of this Section 1 and incorporated herein by this reference.

1.43 Employee Terminations. The Company is not aware that any key employee or significant group of employees of the Company or any of its Subsidiaries plans to terminate their employment with the Company or any such Subsidiary.

1.44 Supplier and Distributor Relationships. No supplier or distributor of products, equipment and/or merchandise to the Company or its customers has ceased shipments to the Company or its customers, or indicated an interest in decreasing or ceasing its sales to the Company or its customers or otherwise modifying its relationship with the Company, other than in the normal and ordinary course of business consistent with past practices in a manner that would not, singly or in the aggregate, result in a Material Adverse Effect.

1.45 Not an Ineligible Issuer. (i) At the time of filing the Registration Statement and (ii) at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act.

1.46 General Disclosure Package. Neither (i) the Issuer-Represented General Free Writing Prospectus(es) and the Prospectus, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Issuer-Represented Limited-Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Prospectus or any Issuer-Represented Free Writing Prospectus

based upon and in conformity with written information furnished to the Company by any Underwriter through you specifically for use therein. As used in this paragraph and elsewhere in this Agreement:

(a) “Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Shares that (i) is required to be filed with the SEC by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the SEC, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering of Shares pursuant to this Agreement.

(b) “Issuer-Represented General Free Writing Prospectus” means any “Issuer- Represented Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in a schedule to this Underwriting Agreement.

(c) “Issuer-Represented Limited-Use Free Writing Prospectus” means any “Issuer-Represented Free Writing Prospectus that is not an Issuer-Represented General Free Writing Prospectus.

1.47 Individual Free Writing Prospectuses. Each Issuer-Represented Free Writing Prospectus, as of its issue date and at all subsequent times through each Closing Date did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement. If at any time following issuance of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading, the Company has notified or will notify promptly the Representatives so that any use of such Issuer-Represented Free Writing Prospectus may cease until it is amended or supplemented. The foregoing two sentences do not apply to statements in or omissions from any Issuer-Represented Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein.

1.48 Use of Free Writing Prospectuses. Unless the Company obtains the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. The Company has complied and will comply with the requirements of Rule 433 applicable to any Issuer-Represented Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. The Company has satisfied and will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

2. Representations and Warranties of the Selling Stockholders and Blum. Except with respect to Section 2.2, which representation is being made only by the Trust and Blum, each of the Selling Stockholders and Scott A. Blum (“Blum”) severally and not jointly represents and warrants to and agrees with each of the Underwriters that:

2.1 Due Authorization. This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and is a valid and binding agreement of the Selling Stockholder, enforceable against such Selling Stockholder in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

2.2 Confirmation of Company Representations and Warranties. Blum and the Trust have no reason to believe that the representations and warranties of the Company contained in Section 1 hereof are not true and correct, are familiar with the Registration Statement and the Prospectus and have no knowledge of any material fact, condition or information not disclosed in the Registration Statement or the Prospectus which would have a Material Adverse Effect and is not prompted to sell any of the Shares by any information concerning the Company which is not set forth in the Registration Statement and the Prospectus.

2.3 Selling Stockholder Documents. The Custody Agreement and, in the case of the Trust, the Power of Attorney have been duly authorized, executed and delivered by such Selling Stockholder and are valid and binding agreements of such Selling Stockholder enforceable against such Selling Stockholder in accordance with their respective terms, except as rights to indemnification thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

2.4 No Conflict. The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of his or its obligations under, this Agreement, the Custody Agreement signed by such Selling Stockholder and U.S. Stock Transfer Corporation, as Custodian, relating to the deposit of the Shares to be sold by such Selling Stockholder (the “Custody Agreement”) and, in the case of the Trust, the Power of Attorney appointing certain individuals as such Selling Stockholder’s attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the “Power of Attorney”) will not contravene any provision of applicable law, or any agreement or other instrument binding upon such Selling Stockholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Selling Stockholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required to be obtained by the Selling Stockholder for the performance by the Selling Stockholder of his or its obligations under this Agreement or the Custody Agreement or, if applicable, the Power of Attorney, except as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

2.5 Validly Issued Shares. The Shares to be sold by such Selling Stockholder pursuant to this Agreement have been duly authorized and are, or will be at the applicable Option Closing Date (as defined below), validly issued, fully paid and non-assessable.

2.6 Good Title to Shares. Such Selling Stockholder has, or on each applicable Option Closing Date will have, valid title to the Shares to be sold by such Selling Stockholder and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement and, if applicable, the Power of Attorney and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder.

2.7 Delivery of Common Shares. Delivery of the Shares to be sold by such Selling Stockholder pursuant to this Agreement will pass title to such Shares free and clear of any security interests, claims, liens, equities and other encumbrances.

2.8 No Registration Rights. Such Selling Stockholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement, other than as described in the Registration Statement and as have been waived in writing in connection with the offering contemplated hereby.

2.9 No Price Stabilization or Manipulation. Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

2.10 No Consent. No consent, approval or waiver is required under any instrument or agreement to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or under which he or it is entitled to any right or benefit, in connection with the offering, sale or purchase by the Underwriters of any of the Additional Shares which may be sold by such Selling Stockholder under this Agreement or the consummation by such Selling Stockholder of any of the other transactions contemplated hereby.

2.11 Selling Stockholder Information in Registration Statement. Such Selling Stockholder has reviewed the Registration Statement and (i) confirms that the information regarding the number of shares of Common Stock beneficially owned by such Selling Stockholder, as set forth in the section captioned “Principal and Selling Stockholders,” is correct and (ii) acknowledges that such information is deemed furnished to the Company in writing for inclusion in the Registration Statement, the Prospectus, and any amendments or supplements thereto.

2.12 Additional Representations and Warranties. Any certificates signed by or on behalf of such Selling Stockholder and delivered to you or to counsel for the Underwriters pursuant to Section 6.14 shall be deemed to be a representation and warranty by such Selling Stockholder to each Underwriter as to the matters covered thereby.

3. Purchase and Sale Agreements

3.1 Firm Shares. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Seller at $______ a share (the “Purchase Price”) the number of Firm Shares set forth in Schedule A hereto opposite the name of such Underwriter.

3.2 Additional Shares. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, each Selling Stockholder agrees to sell to the Underwriters the number of Additional Shares set forth in Schedule B hereto opposite such Selling Shareholder’s name, and the Underwriters shall have a right to purchase, severally and not jointly, up to 625,000 additional shares of Common Stock at the Purchase Price in the numbers and from the persons set forth on Schedule B. The option granted hereby may be exercised in whole or in part (i) at any time prior to the Closing Date and (ii) only twice thereafter. If you, on behalf of the Underwriters, elect to exercise such option, you shall so notify the Company and Neel Grover or Robert Price, as the Attorney-in-Fact for the Selling Stockholders, in writing not later than thirty (30) days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than ten (10) business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of Firm Shares set forth in Schedule A hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

3.3 Market Standoff Provision. The Company hereby agrees that, without the prior written consent of Thomas Weisel Partners LLC (which consent may be withheld in its sole discretion), it will not, during the period ending 180 days after the date of the Prospectus (the “Restricted Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of shares of Common Stock upon the exercise of options or warrants or the conversion of a security outstanding on the date hereof which are described in the Prospectus, (C) securities granted or issued in the ordinary course of business pursuant to incentive plans or arrangements described in the Prospectus, but only if the holders of such shares issued upon exercise of such options, warrants or convertible and/or exercisable securities, agree in writing not to sell, offer, dispose of or otherwise transfer any such shares or options during such 180-day period, or (D) securities equal to up to __________ shares of Common Stock issued in connection with a strategic partnership, joint venture, lending or similar arrangement, or in connection with the acquisition (by merger or otherwise) or license by the Company of any business, services or technologies provided that the recipients of such securities are restricted from sales or transfers of such securities during the Restricted Period, and provided further that such securities are not issued until at least 30 days from the date of this Agreement. In addition, the Selling Stockholders, agree that, without the prior written consent of Thomas Weisel Partners LLC, they will not, during the Restricted Period, make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. If (1) during the last seventeen (17) days of the Restricted Period the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Restricted Period the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Restricted Period, the restrictions imposed by this Section 3.3 shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless Thomas Weisel Partners LLC waives, in writing, such extension.

3.4 Terms of Public Offering. The Company and the Selling Stockholders are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company and the Selling Stockholders are further advised by you that the Shares are to be offered to the public initially at a price of $_____________ per share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession of not more than $______ per share below the Public Offering Price, and that any Underwriter may allow, and such dealers may re-allow, a selling concession, not in excess of $_____ per share, to any Underwriter or to certain other dealers.

4. Payment and Delivery

4.1 Firm Shares. Payment for the Firm Shares to be sold by the Company shall be made to the Company in immediately available funds against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on ____________, 2005, or at such other time on the same or such other date, not later than _________, 2005, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date”.

4.2 Additional Shares. Payment for any Additional Shares shall be made to the Selling Stockholders in immediately available funds against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the notice described in Section 3.2 or at such other time on the same or on such other date, in any event not later than _______, 2005, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as an “Option Closing Date”.

4.3 Delivery of Certificates. The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one (1) full business day prior to the Closing Date or an Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the applicable Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

5. Covenants

5.1 Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants and agrees with each Underwriter as follows:

5.1.1 Furnish Copies of Registration Statement and Prospectus. To furnish to you upon request, without charge, four copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the Prospectus Delivery Period mentioned in Section 5.1.3 below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

5.1.2 Notification of Amendments or Supplements. Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such rule. In addition, during the Prospectus Delivery Period (as defined in Section 5.1.3), the Company will promptly advise the Representatives (i) of any communications (written or oral) with the Commission with regard to the Registration Statement, the Prospectus, any amendments or supplements of the Registration Statement or the Prospectus or any other matters in connection with the offering of the Shares; (ii) of any filings made by the Company with the Commission in connection with the offering of the Shares; (iii) when any amendment to the Registration Statement relating to the Shares shall have become effective, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the approval of the Shares for quotation in the Nasdaq National Market or qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its commercially reasonable best efforts to prevent the issuance or invocation of any such stop order or suspension and, if any such stop order or suspension is so issued or invoked, to obtain as soon as possible the withdrawal or removal thereof.

5.1.3 Filings of Amendments or Supplements. If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer (the

“Prospectus Delivery Period”), any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

5.1.4 Earnings Statement. To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen (18) months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and its Subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158).

5.1.5 Use of Proceeds. The Company shall apply the net proceeds from the sale of the Shares sold by it in the manner described under the caption “Use of Proceeds” in the Prospectus.

5.1.6 Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Stock.

5.1.7 Reporting Obligations; Exchange Act Compliance. During the Prospectus Delivery Period, the Company shall file, on a timely basis, with the Commission and the Nasdaq National Market all reports and documents required to be filed under the Exchange Act. Additionally, the Company shall file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Securities Act.

5.1.8 Public Communications. Prior to the Closing Date, the Company will issue no press release or other communications directly or indirectly and hold no press conference with respect to the Company, the condition, financial or otherwise, or the earnings, business, operations or prospects of any of them, or the offering of the Shares without the prior written consent of the Representatives unless in the judgment of the Company and its counsel, and after notification to the Representatives, such press release or communication is required by law.

5.1.9 Lock Up Agreements. The Company has furnished to you, on or prior to the date of this agreement, a lock-up letter or letters, in form and substance satisfactory to the Underwriters, executed by each of its officers listed under the section captioned “Management” in the Prospectus, its directors and the Selling Stockholders (the “Lock-Up Agreements”). Except as expressly set forth in the Prospectus, each stockholder of the Company is subject to a lock-up agreement or market stand-off provision which substantially provides that each such stockholder will not, during the Restricted Period, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or, contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

5.1.10 No Investment Company. The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of the Subsidiaries to register as an investment company under the 1940 Act.

5.1.11 Furnish Reports and Information. During the period of three years hereafter the Company will furnish, upon request, to the Representatives at the address set forth on page 1 of this Agreement, to the attention of the Legal Department, (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, the NASD or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holder of its capital stock; provided, however, the Company shall not be obligated to furnish any report, filing or communication available to the general public at no cost at the Commission’s Internet website, www.sec.gov.

5.1.12 Enforcement of Agreements. Unless the Company obtains written consent from Thomas Weisel Partners LLC, the Company will enforce all existing agreements between the Company and any of its security holders that prohibit the sale, transfer, assignment, pledge or hypothecation of any of the Company’s securities in connection with the Company’s initial public offering. In addition, the Company will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such existing “lock-up” or “market stand-off” agreements for the duration of the periods contemplated by such agreements.

5.1.13 No Company Manipulation. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expect to constitute, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares.

5.1.14 Nasdaq Compliance. The Company agrees to timely take all necessary actions to ensure that it will be in compliance with all applicable corporate governance requirements set forth in the Nasdaq Marketplace Rules that are in effect on the Closing Date.

5.1.15 Audit Committee. The Company agrees to take all necessary actions to validly appoint, in the time periods required by such rules, an audit committee whose composition satisfies the requirements of the Exchange Act, the rules and regulations of the Commission adopted thereunder and Rules 4200 and 4350 of the Nasdaq Marketplace Rules.

5.2 Covenants of the Selling Stockholders and Blum. In further consideration of the agreements of the Underwriters herein contained, each of the Selling Stockholders and Blum covenants and agrees with each Underwriter as follows:

5.2.1 Compliance with Agreement. Such Selling Stockholder (or Blum) will comply in all respects with the terms of the Lock-Up Agreement between such Selling Stockholder and the Underwriters.

5.2.2 United States Treasury Forms. In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 and the Interest and Dividend Tax Compliance Act of 1983 with respect to the transactions herein contemplated, such Selling Stockholder agrees to deliver to you or the Custodian prior to or at the applicable Option Closing Date a properly completed and executed United States Treasury Department Form W-8 or W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

5.2.3 No Manipulation. Such Selling Stockholder (or Blum) will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares.

6. Conditions to the Underwriters’ Obligations. The obligations of the Sellers to sell the Shares to the several Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the following conditions:

6.1 Effective Registration Statement. The Registration Statement shall have become effective not later than [            ] (New York City time) on the date hereof.

6.2 Rule 462(b) registration statement. If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) registration statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) registration statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.

6.3 Representations and Warranties. The representations and warranties of the Company and the Selling Stockholders contained in this Agreement and in the certificates delivered pursuant to Section 6.9 and Section 6.14 shall be true and correct when made and on and as of the Closing Date as if made on such date (except that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date). The Company and the Selling Stockholders shall have performed all covenants and agreements and satisfied all the conditions contained in this Agreement required to be performed or satisfied by the Company or the Selling Stockholders at or before such Closing Date.

6.4 Prospectus Filed with Commission. The Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective.

6.5 No Stop Order. No stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) registration statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission.

6.6 Nasdaq. The Shares shall have been approved for listing for quotation on the Nasdaq National Market System.

6.7 No NASD Objection. The NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

6.8 No Material Adverse Change. There shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

6.9 Officer’s Certificate. The Underwriters shall have received on the Closing Date and each Option Closing Date a certificate, dated as of the applicable Closing Date or Option Closing Date and signed by the Chief Executive Officer, President and Chief Financial Officer of the Company (solely in their capacities as officers of the Company, and not as Selling Stockholders), to the effect that (i) Sections 6.3 (with respect to the Company), 6.4, 6.5 and 6.8 above are true and correct as of such Closing Date (except that those representations and warranties that address only matters only as of a particular date shall remain true and correct as of such date), (ii) they have carefully examined the Registration Statement and Prospectus and, in their opinion, since the Effective Date, no event has occurred which should have been set forth in a supplement or otherwise required an amendment to the Registration Statement or Prospectus and (iii) the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before such Closing Date or Option Closing Date, as the case may be.

6.10 Opinion of Company Counsel. The Underwriters shall have received on the Closing Date and any Option Closing Date, an opinion of Dorsey & Whitney LLP, counsel for the Company and the Selling Stockholders, dated the Closing Date or the applicable Option Closing Date, if any, the form of which is attached hereto as Exhibit A, in the case of an opinion with respect to the sale of Shares by the Company, and as Exhibit B, in the case of an opinion with respect to the sale of Shares by the Selling Stockholders. The opinions shall be rendered to the Underwriters at the request of the Company and Selling Stockholders, as applicable, and shall so state therein and shall further state that they may be relied upon by counsel for the Underwriters.

6.11 Opinion of Underwriters Counsel. The Underwriters shall have received on the Closing Date an opinion of Heller Ehrman LLP, counsel for the Underwriters, dated the Closing Date, in from and substance reasonably satisfactory to the Underwriters.

6.12 Accountant’s Comfort Letter. The Underwriters shall have received, on each of the date hereof, the Closing Date and any Option Closing Date, a letter dated the date hereof, the Closing Date or the date of the Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Mayer Hoffman McCann P.C., independent public auditors, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than [the date hereof].

6.13 Lock-Up Agreements. The Lock-Up Agreements between you and each officer of the Company listed under the section captioned “Management” in the Prospectus, each director of the Company and each of the Selling Stockholders, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date and each Option Closing Date except as may have been waived or amended by you.

6.14 Selling Stockholders Certificate. The Underwriters shall have received from each Selling Stockholder and Blum, on or before each Option Closing Date, a certificate dated the applicable Option Closing Date and signed by such Selling Stockholder or Blum, as applicable, to the effect that the representations and warranties of such Selling Stockholder or Blum contained in this Agreement are true and correct as of the applicable Option Closing Date and that such Selling Stockholder has complied with all of the agreements and satisfied all of the conditions on his or its part to be performed or satisfied hereunder on or before such date.

6.15 Selling Stockholder Documents. On the date hereof, the Company and the Selling Stockholders shall have furnished for review by the Representatives copies of the Power of Attorney executed by the Trust and the Custody Agreements executed by the Selling Stockholders and such further information, certificates and documents as the Representatives may reasonably request.

6.16 Additional Documents. On the Closing Date and each Option Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

6.17 Legal Matters. All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Shares, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the satisfaction of each of the above conditions on or prior to each Option Closing Date and to the delivery to you on the Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other matters related to the issuance and sale of the Additional Shares.

7. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Sellers agree to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel, the Company’s accountants and counsel for the Selling Stockholders in connection with the preparation and negotiation of this Agreement and the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any Preliminary Prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) all filing fees incurred in connection with the review and qualification of the offering of the Shares by the NASD, (iv) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the Nasdaq National Market, (v) the cost of printing certificates representing the Shares, (vi) the costs and charges of any transfer agent, registrar or depositary, (vii) the costs and charges of any custodian of the Shares to be sold by the Selling Stockholders, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses and the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show with the prior approval of the Company, (ix) all expenses incurred by the Company in connection with any offer and sale of the Shares outside of the United States, including filing fees and reasonable fees of counsel to the Underwriters in connection with such offers and sales outside the United States, and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as specifically provided in this Section 8 entitled “Indemnity and Contribution”, and the last paragraph of Section 11 below, the Underwriters will pay all of their own costs and expenses, including fees and disbursements of their counsel, and any advertising expenses connected with any offers they may make.

The provisions of this Section shall not supersede or otherwise affect any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves.

8. Indemnity and Contribution

8.1 Indemnification of the Underwriters. The Company, Blum and the Trust, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Underwriter Indemnitees”), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) arising out of, based upon, or caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the any Preliminary Prospectus (except for the Initial Filing) or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or arising out of, based upon, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing through you expressly for use therein; provided, however, that the Company and each Underwriter agree that in the event of any claim by any Underwriter against Blum or the Trust in connection with this Agreement (including, without limitation, for indemnification, reimbursement, contribution or advancement of expenses pursuant to this Section 8 or for any breach of representations and warranties), the transactions contemplated hereunder, and the Custody Agreement and the Power of Attorney shall first be sought by such Underwriter to be satisfied in full by the Company and, subject to the Blum Liability Cap (as defined below), shall be satisfied by Blum and the Trust only to the extent that such claim has not been satisfied by the Company in full in accordance with this Agreement. Notwithstanding any other provision of this Agreement, the aggregate liability of Blum and the Trust in connection with this Agreement (including, without limitation, the indemnity and contribution provisions of this Section 8 and a breach of any representation or warranty), the transactions contemplated hereby, and the Custody Agreement and the Power of Attorney shall be limited to an amount (the “Blum Liability Cap”) equal to the sum of (i) the amount of net proceeds from the public offering of the Shares actually used by the Company to repay outstanding debt owed to Blum or any affiliate of Blum and (ii) the product of the Purchase Price and the number of Shares sold by the Trust to the Underwriters pursuant to this Agreement.

8.2 Indemnification by Grover and Price. Each of Grover and Price agrees, severally and not jointly, to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) to the extent arising out of, based upon, or caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, each Preliminary Prospectus (except for the Initial Filing) or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or to the extent arising out of, based upon, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each instance only with reference to information relating to such Selling Stockholder furnished in writing by or on behalf of such Selling Stockholder expressly for use in the Registration Statement, the preliminary prospectus dated November ___, 2005, the Prospectus or any amendments or supplements thereto; provided, however, that the Company and each Underwriter agree that in the event of any claim by any Underwriter against Grover or Price in connection with this Agreement (including, without limitation, for indemnification, reimbursement, contribution or advancement of expenses pursuant to this Section 8 or for any breach of representations and warranties), the transactions contemplated hereby, and the Custody Agreement shall first be sought by such Underwriter to be satisfied in full by the Company and, subject to the G-P Liability Cap (as defined below), shall be satisfied by Grove or Price, as applicable, only to the extent that such claim has not been satisfied by the Company in full in accordance with this Agreement. Notwithstanding any other provision of this Agreement, the liability of each of Grover and Price under and in connection with this Agreement (including, without limitation, the indemnity and contribution provisions of this Section 8 and breach of any representation or warranty), the transactions contemplated hereby, and the Custody Agreement shall be limited to an amount (the “G-P Liability Cap”) equal to the product of the Purchase Price and the number of Shares sold by such Selling Stockholder. For purposes of this Section 8.2, the parties hereto acknowledge and agree that the information regarding the number of shares of Common Stock beneficially owned by Grover and Price, as applicable, in the section captioned “Principal and Selling Stockholders” in the Registration Statement is the only information relating to such Selling Stockholder furnished in writing by such Selling Stockholder for use in the Registration Statement, the preliminary prospectus dated November ___, 2005, the Prospectus or any amendments or supplements thereto.

8.3 Indemnification by the Underwriters. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Stockholders, the directors of the Company, the officers of the Company and each person, if any, who controls the Company or the Selling Stockholders within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) arising out of, based upon, or caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any Preliminary Prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), arising out of or based on or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing through you expressly for use in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendments or supplements thereto. For purposes of Section 8.1 and Section 8.3, the parties hereto acknowledge and agree that the statements under the section captioned “Underwriting” in the Registration Statement and Prospectus (a) specifically relating to the number of Firm Shares that the Underwriters have severally agreed to purchase, (b) regarding the date of delivery of the Shares, (c) under the caption “Commissions and Discounts”, and (d) under the caption “Short Sales, Stabilizing Transactions and Penalty Bids” are information relating to the Underwriter furnished in writing by the Underwriters for use in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendments or supplements thereto.

8.4 Indemnification Procedures. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Selling Stockholders and all persons, if any, who control the Selling Stockholders within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons of any Underwriters, such firm shall be designated in writing by Thomas Weisel Partners LLC. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Stockholders and such control persons of the Selling Stockholders, such firm shall be designated in writing by the persons named as attorneys-in-fact for the Selling Stockholders under the Power of Attorney. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment in accordance with this Section 8. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel obtained in accordance with the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable in accordance with this Section 8 for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

8.5 Contribution Agreement. To the extent the indemnification provided for in this Section 8 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by each Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

8.6 Contribution Amounts. The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8.5. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the aggregate Public Offering Price of the Shares underwritten by it and distributed to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

8.7 Survival of Provisions. The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company, Blum and the Selling Stockholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Selling Stockholders or any person controlling the Selling Stockholders, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

9. Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

10. Termination. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities

Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York, Delaware or California shall have been declared by either federal or New York, Delaware or California state authorities or (iv) there shall have occurred any calamity or crisis that, in your judgment, is material and adverse to this offering, or (v) in the judgment of the Representatives, there shall have occurred any material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, taken as a whole, and (b) in the case of any of the events specified in clauses (a)(i) through (a)(v), such event, individually or together with any other such event, makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

11. Defaulting Underwriters. If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule A bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and if arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate (other than with respect to (i) expenses to be borne by the Company, the Selling Stockholders and the Underwriters as provided in Section 7 hereof and (ii) the indemnification and contribution obligations of the Company, the Selling Stockholders and the Underwriters as provided in Section 8) without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders. In any such case, you or the relevant Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven (7) days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on any Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or the Selling Stockholders to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or Selling Stockholders shall be unable to perform their respective obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel)

reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

12. Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13. Headings; Table of Contents. The headings of the sections of this Agreement and the table of contents have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

14. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representatives:

Thomas Weisel Partners LLC

390 Park Avenue

New York, NY 10022

Facsimile: (212) 271-3748

Attention: Alexander Chefetz

with a copy to:

Thomas Weisel Partners LLC

One Montgomery Street, Suite 3700

San Francisco, California 94104

Facsimile: (415) 364-2694

Attention: Jack Helfand, Esq.

If to the Company:

Buy.com Inc.

85 Enterprise, Suite 100

Aliso Viejo, CA 92656

Facsimile: (949) 389-8111

Attention: Neel Grover

If to the Selling Stockholders:

Neel Grover/Rob Price

Buy.com Inc.

85 Enterprise, Suite 100

Aliso Viejo, CA 92656

Facsimile: (949) 389-8111

Any party hereto may change the address for receipt of communications by giving written notice to the others.

15. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 11 hereof, and to the benefit of the officers and directors and controlling persons referred to in Section 8, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Shares as such from any of the Underwriters merely by reason of such purchase.

16. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

17. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

18. Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America or the courts of the State of California in each case located in the City and County of San Francisco or the Counties of Los Angeles or Orange in California (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. Each party not located in the United States irrevocably appoints CT Corporation System, which currently maintains a San Francisco office at 49 Stevenson Street, San Francisco, California 94105, United States of America, as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of San Francisco.

19. Waiver of Immunity. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgement, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

20. Failure of the Selling Stockholders to Sell and Deliver Shares. If the Selling Stockholders shall fail to sell and deliver to the Underwriters the Shares to be sold and delivered by the Selling Stockholders at any Option Closing Date pursuant to this Agreement, then the Underwriters may at their option, by written notice from the Representatives to the Company and the Selling Stockholders, either (i) terminate this Agreement without any liability on the part of any Underwriter or, except as provided in Sections 7 and 8 hereof, the Company or the Selling Stockholders, (ii) purchase the shares which the Selling Stockholders have agreed to sell and deliver in accordance with the terms hereof or (iii) require the Company to deliver for sale any Shares which the Selling Stockholders fail to sell or deliver. If the Selling Stockholders shall fail to sell and deliver to the Underwriters the Shares to be sold and delivered by the Selling Stockholders pursuant to this Agreement at any Option Closing Date, then the Underwriters shall have the right, by written notice from the Representatives to the Company and the

Selling Stockholders, to postpone the applicable Option Closing Date, but in no event for longer than seven (7) days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

21. Entire Agreement. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

22. Amendments. This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

23. Sophisticated Parties. Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification and contribution provisions of Section 8, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Section 8 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any Preliminary Prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

[Remainder of page intentionally left blank]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

BUY.COM INC.

By:
Name:
Title:

THE SCOTT A. BLUM SEPARATE PROPERTY TRUST, SELLING STOCKHOLDER

By:
Attorney-in-Fact

NEEL GROVER, SELLING STOCKHOLDER

By:
Neel Grover

ROBERT R. PRICE, SELLING STOCKHOLDER

By:
Robert R. Price

Accepted as of the date hereof:

Thomas Weisel Partners LLC

Stifel, Nicolaus & Company, Incorporated

Acting severally on behalf

of themselves and the

several Underwriters named

in Schedule A hereto.

By:	Thomas Weisel Partners LLC

By:
Name:
Title:

SCHEDULE A

Underwriter	Number of Firm Shares To Be Purchased
Thomas Weisel Partners LLC
Stifel, Nicolaus & Company, Incorporated

Total	4,166,668

Schedule A

SCHEDULE B

Selling Stockholders	Number of Additional Shares To Be Sold
The Scott A. Blum Separate Property Trust	500,000
Neel Grover	62,500
Robert R. Price	62,500

Total	625,000

Schedule B

SCHEDULE C

[LIST OF SUBSIDIARIES]

Schedule C